Exhibit 20.4
Page 1 of 3
                    Navistar Financial 1997 - A Owner Trust
                         For the Month of March 1999
                      Distribution Date of April 15, 1999
                           Servicer Certificate #24

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $196,425,316.16
Beginning Pool Factor                                           0.4027232

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,266,406.41
     Interest Collected                                     $1,628,086.38

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $669,709.87
Total Additional Deposits                                     $669,709.87

Repos / Chargeoffs                                            $152,704.64
Aggregate Number of Notes Charged Off                                 117

Total Available Funds                                      $12,121,843.19

Ending Pool Balance                                       $186,448,564.58
Ending Pool Factor                                              0.3822683

Servicing Fee                                                 $163,687.76

Repayment of Servicer Advances                                $442,359.47

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,409,620.53
     Target Percentage                                               5.25%
     Target Balance                                         $9,788,549.64
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($909,689.10)
     Ending Balance                                        $10,499,931.43

Current Weighted Average APR:                                       9.953%
Current Weighted Average Remaining Term (months):                   29.60

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,718,125.79     1,211
                                31 - 60 days            $432,755.42       318
                                60+  days               $171,487.61        82

     Total:                                           $2,322,368.82     1,223

     Balances:                  60+  days             $1,728,659.80        82

Memo Item - Reserve Account
     Prior Month                                     $10,499,931.43
+    Invest. Income                                      $35,119.22
+    Excess Serv.                                       $874,569.88
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,409,620.53

Exhibit 20.4
Page 2 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of March 1999

                                                                            NOTES
                                                       (Money Market)
                                        TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                   $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                   0.00%             29.32%             70.68%             0.00%
     Coupon                                                    5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance             $196,425,316.16
Ending Pool Balance                $186,448,564.58

Collected Principal                  $9,824,046.94
Collected Interest                   $1,628,086.38
Charge - Offs                          $152,704.64
Liquidation Proceeds / Recoveries      $669,709.87
Servicing                              $163,687.76
Cash Transfer from Reserve Account           $0.00
Total Collections Available
  for Debt Service                  $11,958,155.43

Beginning Balance                  $196,425,316.16              $0.00      $2,925,316.16    $176,000,000.00    $17,500,000.00

Interest Due                         $1,106,833.97              $0.00         $15,479.80        $990,000.00       $101,354.17
Interest Paid                        $1,106,833.97              $0.00         $15,479.80        $990,000.00       $101,354.17
Principal Due                        $9,976,751.58              $0.00      $2,925,316.16      $7,051,435.42             $0.00
Principal Paid                       $9,976,751.58              $0.00      $2,925,316.16      $7,051,435.42             $0.00

Ending Balance                     $186,448,564.58              $0.00              $0.00    $168,948,564.58    $17,500,000.00
Note / Certificate Pool Factor                                 0.0000             0.0000             0.9599            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                 $11,083,585.55              $0.00      $2,940,795.96      $8,041,435.42       $101,354.17

Interest Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                          $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                         $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                       $874,569.88
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance      $11,409,620.53
(Release) / Draw                      ($909,689.10)
Ending Reserve Acct Balance         $10,499,931.43

Exhibit 20.4
Page 3 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of March 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  5                          4                  3                   2                   1
                               Nov-98                     Dec-98              Jan-99              Feb-99             Mar-99
Beginning Pool Balance    $240,890,570.76            $230,016,203.77    $217,928,630.54      $207,620,567.00    $196,425,316.16

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $590,222.43                $488,784.67        $766,089.07          $472,933.32        $152,704.64
    Recoveries                $382,660.21                $176,389.85        $619,965.12          $611,363.77        $669,709.87

Total Charged Off (Months 5, 4, 3)                     $1,845,096.17
Total Recoveries (Months 3, 2, 1)                      $1,901,038.76
Net Loss / (Recoveries) for 3 Mos                        ($55,942.59)(a)

Total Balance (Months 5, 4, 3)                       $688,835,405.07 (b)

Loss Ratio Annualized  [(a/b) * (12)]                       -0.0975%

Trigger:  Is Ratio > 1.5%                                         No
                                                                              Jan-99              Feb-99             Mar-99

B)   Delinquency Trigger:                                                 $2,623,141.48        $2,141,730.71      $1,728,659.80
     Balance delinquency 60+ days                                              1.20367%             1.03156%           0.88006%
     As % of Beginning Pool Balance                                            1.25806%             1.19533%           1.03843%
     Three Month Average

Trigger:  Is Average > 2.0%                                       No

C)   Noteholders Percent Trigger:                            2.1528%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                       No

Navistar Financial Corporation

by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer